Exhibit 10.2

*0339+0000720+040010109647*

CHANGE IN TERMS AGREEMENT

Principal $350,000.00	Loan Date 05-13-2022	Maturity 05-15-2027	Loan No 040010109647	Call / Coll RC-C 4a / 43	Account 720	Officer NRS	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Art's-Way Manufacturing Co., Inc. PO Box 288 Armstrong, IA 50514-0288	Lender:	Bank Midwest Armstrong Branch PO Box 136 500 6th Street Armstrong, IA 50514

Principal Amount: $350,000.00	Date of Agreement: March 29, 2023

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory note# 40010109647 dated 5/13/2022 in the amount of $350,000.00 with a current balance of $343,999.64.

DESCRIPTION OF CHANGE IN TERMS. Loan is being modified to change the following loan terms:

1).	Interest rate is changed to 7.00%

2).	All other terms remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

ART'S-WAY MANUFACTURING CO., INC.

By:		By:
	David King, CEO of Art's-Way Manufacturing Co., Inc.		Michael Woods, CFO of Art's-Way Manufacturing Co., Inc.

LENDER:

BANK MIDWEST

X
Nicole Simpson, Market Leader/VP Ag-Comm Lender

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